UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2006

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2006, the Compensation Committee of the Board of Directors of The St. Joe Company (the "Company") approved amendments to the Company's Supplemental Executive Retirement Plan ("SERP") and the Deferred Capital Accumulation Plan ("DCAP"). The amendments were adopted to comply with the requirements of Internal Revenue Code Section 409A.

Each of the SERP and DCAP amendments provides, among other things, for the following: (1) limits distributions to only lump sum payments; (2) requires a six month delay on distribution payments after termination of service, except for payments on death; (3) eliminates Committee discretion to accelerate payments; and (4) requires that any amendment or termination must comply with Section 409A. The DCAP amendment also conforms the definition of "change of control" to the requirements of Section 409A and eliminates in-service distributions.

The description of the SERP and DCAP amendments in this report is qualified in its entirety by reference to the amendments themselves, copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Third Amendment to The St. Joe Company Supplemental Executive Retirement Plan

10.2 Fourth Amendment to The St. Joe Company Deferred Capital Accumulation Plan

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

September 22, 2006	By:	/s/ Christine M. Marx

Name: Christine M. Marx
Title: General Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to The St. Joe Company Supplemental Executive Retirement Plan
10.2	Fourth Amendment to The St. Joe Company Deferred Capital Accumulation Plan